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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 20, 2002

PAPA JOHN'S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification number)

2002 Papa John's Boulevard
Louisville, Kentucky 40299-2334
(Address of principal executive offices)

(502) 261-7272
(Registrant's telephone number, including area code)

Item 5. Other Events

        On December 20, 2002, Papa John's International, Inc. announced that the Board of Directors has approved an amendment to its Stockholder Protection Rights Agreement, adopted in February 2000, to permit a stockholder who becomes the owner of 15% or more of the company's outstanding common stock due to the company's repurchase of outstanding shares to acquire up to an additional 1% of the outstanding shares without triggering the Agreement's dilution provisions.

        The company noted that an institutional investor has become the beneficial owner of over 15% of the company's common stock as a result of the company's stock repurchase program.

        Separately, the company announced that two officers have adopted prearranged trading plans under Securities and Exchange Commission Rule 10b5-1 in order to sell shares, or exercise stock options and sell the underlying shares, at pre-determined price thresholds.

        This summary of the attached press release is qualified in its entirety by the complete text of such document, a copy of which is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c)
Exhibit 99.1 Press Release dated December 20, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN'S INTERNATIONAL, INC. (Registrant)
Date: December 20, 2002	/s/ J. David Flanery J. David Flanery Senior Vice President of Finance and Principal Accounting Officer

Exhibit Index

Exhibit No.
99.1	Press Release dated December 20, 2002

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURES
Exhibit Index